Exhibit 77E
LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
Federated and various
 Federated funds
Funds have been named as
defendants in several class
action lawsuits now pending
in the United States District
Court for the District of
 Maryland The lawsuits were
purportedly filed on behalf
of people who purchased owned
andor redeemed shares of
Federatedsponsored mutual funds
 during specified periods
beginning November 1 1998
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading
 practices including
market timing and late
trading in concert with
 certain institutional traders
 which allegedly caused
financial injury to
the mutual fund shareholders
 These lawsuits began to be
 filed shortly after Federateds
 first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
 from the SEC the Office
of the New York State Attorney
 General NYAG and other
authorities In that regard
on November 28 2005
Federated announced that it
had reached final settlements
 with the SEC and the NYAG
 with respect to those matters
Specifically the SEC and NYAG
 settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading The SEC made
findings that Federated
Investment Management
Company FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
Corp an
SECregistered brokerdealer
 and distributor for the
Funds violated provisions
of the Investment Advisers
 Act and
Investment Company Act by
 approving but not disclosing
three market timing arrangements
or the associated
conflict of interest between
 FIMC and the funds involved
 in the arrangements either
to other fund shareholders or to
the funds board and that
 Federated Shareholder Services
 Company formerly an
SECregistered transfer agent
failed to prevent a customer
 and a Federated employee from
late trading in violation
of provisions of the Investment
Company Act The NYAG found
that such conduct violated
provisions of New York State
law Federated entered
into the settlements without
 admitting or denying the regulators
findings As Federated previously
reported in 2004
it has already paid approximately
80 million to certain funds as
determined by an independent
consultant As part
of these settlements Federated
 agreed to pay disgorgement and
a civil money penalty in the
 aggregate amount of an
additional 72 million and among
other things agreed that it would
 not serve as investment
adviser to any
registered investment company
 unless i at least 75 of the
 funds directors are independent
 of Federated ii the
chairman of each such fund is
 independent of Federated iii
 no action may be taken by
the funds board or any
committee thereof unless approved
 by a majority of the independent
trustees of the fund or committee respectively and iv the fund appoints a senior officer who reports to the
independent trustees and is
responsible for
monitoring compliance by the
fund with applicable laws and
 fiduciary duties and for
 managing the process by which
management fees charged to
a fund are approved The
settlements are described
in Federateds announcement
which along with previous
press releases and related
communications on those
matters is available in
the About
Us section of Federateds
 website at FederatedInvestorscom
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now
pending in the
United States District
Court for the Western District
of Pennsylvania alleging
 among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds retained
the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
 preceding two paragraphs
Federated and the Funds and
 their respective counsel have
been defending this litigation
 and none of the Funds
remains a defendant in any
of the lawsuits though some could
potentially receive any recoveries
 as nominal defendants
Additional lawsuits based
upon similar allegations may
be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
fees and expenses and future
 potential similar suits is
uncertain Although we do not
 believe that these lawsuits will
have a material adverse effect
on the Funds there can be
no assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
 investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for the Funds